Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

by and between

FEDEX CORPORATION

and

FEDEX FREIGHT HOLDING COMPANY, INC.

Dated as of [•], 2026

TABLE OF CONTENTS

Page

Article I
DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	References; Interpretation	8

Article II
GENERAL PRINCIPLES

Section 2.1	SpinCo Employees; SpinCo Independent Contractors	8
Section 2.2	Delayed Transfer Employees	8
Section 2.3	Liabilities and Assets Generally	9
Section 2.4	Benefit Plans	10
Section 2.5	Payroll Services	10
Section 2.6	No Change in Control	10
Section 2.7	Employee Records	10
Section 2.8	Foreign National Employees	11

Article III
NON-EQUITY INCENTIVES

Section 3.1	Earned and Unpaid Cash Incentives	11
Section 3.2	Mid-Cycle Cash Incentives	11

Article IV
SERVICE CREDIT

Section 4.1	RemainCo Benefit Plans	12
Section 4.2	SpinCo Benefit Plans	12

Article V
SEVERANCE

Section 5.1	SpinCo Severance Liabilities	12
Section 5.2	RemainCo Severance Liabilities	12

i

Article VI
CERTAIN WELFARE BENEFIT PLAN MATTERS;
WORKERS’ COMPENSATION CLAIMS

Section 6.1	SpinCo Welfare Plans	13
Section 6.2	Allocation of Welfare Benefit Claims	13
Section 6.3	Workers’ Compensation Claims	13
Section 6.4	COBRA	14
Section 6.5	Health Savings Account	14
Section 6.6	Flexible Spending Account	15
Section 6.7	Retiree Health Benefits	15

Article VII
DISABILITY

Section 7.1	SpinCo Disability Plans	16

Article VIII
DEFINED BENEFIT PENSION PLANS

Section 8.1	SpinCo U.S. Defined Benefit Pension Plan	16
Section 8.2	RemainCo Defined Benefit Pension Plan	16
Section 8.3	Pension Asset Transfer	17
Section 8.4	Non-U.S. Partial Transfer Pension Plans	19

Article IX
DEFINED CONTRIBUTION PLANS

Section 9.1	SpinCo 401(k) Plan	19
Section 9.2	401(k) Asset Transfer	20
Section 9.3	Employer 401(k) Plan Contributions	20
Section 9.4	Stock Considerations	20
Section 9.5	Limitation of Liability	20
Section 9.6	Non-U.S. Defined Contribution Plans	21

Article X
NONQUALIFIED DEFERRED COMPENSATION

Section 10.1	SpinCo Nonqualified Deferred Compensation Plans	21
Section 10.2	No Transfer of Assets	22
Section 10.3	Limitation of Liability	22

ii

Article XI
VACATION

Section 11.1	Vacation	22

Article XII
Equity INCENTIVE COMPENSATION AWARDS

Section 12.1	SpinCo Equity Incentive Plan	22
Section 12.2	Equity Award Adjustments	23
Section 12.3	Treatment of Incentive Awards Upon Distribution	23
Section 12.4	Award Terms; Vesting; Treatment of Service	24
Section 12.5	Certain Additional Considerations	24
Section 12.6	Settlement, Delivery; Tax Reporting and Withholding	25

Article XIII
NON-U.S. EMPLOYEES

Section 13.1	Treatment of Non-U.S. Employees	26

Article XIV
COOPERATION; ACCESS TO INFORMATION; NON-SOLICITATION; CONFIDENTIALITY

Section 14.1	Cooperation	26
Section 14.2	Access to Information; Privilege; Confidentiality	26
Section 14.3	Non-Solicitation	27

Article XV
TERMINATION

Section 15.1	Termination	27
Section 15.2	Effect of Termination	28

Article XVI
MISCELLANEOUS

Section 16.1	Conflicting Agreements	28
Section 16.2	Additional Indemnification	28
Section 16.3	Further Assurances	28
Section 16.4	Administration	28
Section 16.5	Third-Party Beneficiaries	29
Section 16.6	Employment Tax Reporting Responsibility	29
Section 16.7	Data Privacy	29
Section 16.8	Section 409A	29
Section 16.9	Disputes	29
Section 16.10	Miscellaneous	29

iii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [●], 2026, by and between FedEx Corporation, a Delaware corporation (“RemainCo”), and FedEx Freight Holding Company, Inc., a Delaware corporation (“SpinCo”). Each of RemainCo and SpinCo is sometimes referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Separation and Distribution Agreement, dated as of the date hereof, by and between the Parties (the “Separation Agreement”).

W I T N E S S E T H:

WHEREAS the Parties have entered into the Separation Agreement, pursuant to which RemainCo intends to effect the Distribution; and

WHEREAS the Parties wish to set forth their agreements as to certain matters regarding employment, compensation and employee benefits.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

Section 1.1         Definitions. As used in this Agreement (including the recitals hereof), the following terms shall have the following meanings:

(1)           “Benefit Plan” shall mean any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, retention, change in control, salary continuation, life, death benefit, health, hospitalization, workers’ compensation, sick leave, vacation pay, disability or accident insurance or other employee compensation or benefit plan, program, policy, agreement, arrangement or understanding, including any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), whether or not in writing and whether or not funded, in each case that is sponsored or maintained by such entity or to which such entity is a party.

(2)           “COBRA” shall mean the healthcare continuation provisions of the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and any applicable similar state or local laws.

(3)           “Current SpinCo (FEC) Employee” shall mean each individual who is an employee of the RemainCo Group but who, as determined by RemainCo, primarily provides services to the SpinCo Business, including any individual who is not actively at work due to a leave of absence (including individuals who are receiving long- and short-term disability benefits) from which such employee is permitted to return to active employment in accordance with the SpinCo Group’s personnel policies, as in effect from time to time, or applicable Law.

(4)           “Current SpinCo (Freight) Employee” shall mean each individual who is, as of immediately prior to the Distribution Date, an employee of the SpinCo Group, including any individual who is not actively at work due to a leave of absence (including individuals who are receiving long- and short-term disability benefits) from which such employee is permitted to return to active employment in accordance with the SpinCo Group’s personnel policies, as in effect from time to time, or applicable Law.

(5)           “Delayed Pension Asset Transfer Amount” has the meaning set forth in Section 8.3.

(6)           “Delayed Pension Transfer Date” has the meaning set forth in Section 8.3.

(7)           “Delayed Transfer Employee” has the meaning set forth in Section 2.2.

(8)           “Destination Employer” has the meaning set forth in Section 2.2.

(9)           “Employee Records” shall mean, to the extent existing and possessed by RemainCo and/or a member of the RemainCo Group prior to the Distribution Date, all personnel files and/or employee records (including, but not limited to, any IRS Form I-9, IRS Form W-2, and training- or compliance-related documents, whether or not included or retained within or outside each such individual’s personnel file) of SpinCo Employees and Former SpinCo Employees stored on the HRIS and HCM systems utilized by RemainCo as of the Distribution Date, including records necessary for SpinCo Group to employ such individuals and to establish, implement and administer Benefit Plans of the SpinCo Group, except for (i) “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended, or any similar state, local or foreign Law (including forms of such individual’s work-related medical restriction(s)), or (ii) performance records. For the avoidance of doubt, “Employee Records” shall not include any personnel files and/or employee records of SpinCo Employees and Former SpinCo Employees stored on RemainCo’s legacy HRIS, HCM systems or any other similar storage systems, which personnel files and employee records shall be retained by the RemainCo Group in accordance with its retention policies and procedures.

(10)         “Employment Taxes” shall mean all fees, Taxes, social insurance payments or similar contributions to a fund of a Governmental Entity with respect to wages or other compensation of an employee or other service provider.

(11)         “ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended.

(12)         “Final Pension Transfer Date” has the meaning set forth in Section 8.3.

(13)            “Former Business” shall mean any terminated, divested or discontinued businesses, operations or properties of either the RemainCo Group, the SpinCo Group, any of their respective members or any of their respective predecessors, in each case, prior to the Distribution Date.

(14)            “Former RemainCo Employee” shall mean, as of any applicable date, each individual who as of immediately prior to such individual’s termination of employment was an employee of the RemainCo Group.

(15)            “Former SpinCo Employee” shall mean, as of any applicable date, each individual who as of immediately prior to such individual’s termination of employment was an employee of the SpinCo Group.

(16)            “Former SpinCo Independent Contractor” shall mean (i) any individual who would qualify as a SpinCo Independent Contractor but whose engagement or service with SpinCo or the SpinCo Group terminated for any reason prior to any applicable date, and (ii) any former individual independent contractor or consultant of RemainCo or any member of the RemainCo Group who was exclusively or primarily engaged in the SpinCo Business (A) at the time either (x) such business was sold, conveyed, assigned, transferred, spun-off, split-off or otherwise disposed of or divested (in whole or in part) to a Person that is not a member of the SpinCo Group or the RemainCo Group or (y) the operations, activities or production of which were discontinued, abandoned, completed or otherwise terminated (in whole or in part), or (B) at any other time, but in such case only to the extent relating to his or her service with such SpinCo Business.

(17)            “Initial Pension Asset Transfer Amount” has the meaning set forth in Section 8.3.

(18)            “Initial Pension Transfer Date” has the meaning set forth in Section 8.3.

(19)            “Local Agreement” shall mean an agreement describing the implementation of the matters described in this Agreement (including matters regarding employment, compensation and employee benefits) with respect to Non-U.S. Employees in accordance with applicable non-U.S. Law in the custom of the applicable jurisdictions.

(20)            “Mid-Cycle Cash Incentive Liabilities” has the meaning set forth in Section 3.2.

(21)            “Newly Hired SpinCo Employee” shall mean each individual who becomes an active employee of the SpinCo Group on or following the Distribution Date, excluding any Delayed Transfer Employees.

(22)            “Non-U.S. Employees” has the meaning set forth in Section 13.1.

(23)            “Pension True-Up Amount” shall mean the amount equal to the Section 414(l) Pension Transfer Amount minus the sum of the Initial Pension Asset Transfer Amount and the Delayed Pension Asset Transfer Amount.

(24)            “Performance Stock Unit” shall mean a performance-based restricted stock unit award.

(25)            “Post-Distribution RemainCo Share Price” shall mean the opening per-share price of RemainCo Common Stock on the NYSE on the Distribution Date (or, if none, on the first trading day thereafter).

(26)            “Post-Distribution SpinCo Share Price” shall mean the opening per-share price of SpinCo Common Stock on the NYSE on the Distribution Date (or, if none, on the first trading day thereafter).

(27)            “Pre-Distribution RemainCo Share Price” shall mean the closing per-share price of RemainCo Common Stock on the NYSE on the last trading day immediately preceding the Distribution Date.

(28)            “RemainCo Benefit Plan” shall mean any Benefit Plan sponsored, maintained or, unless such Benefit Plan is sponsored or maintained by a member of the SpinCo Group, contributed to by any member of the RemainCo Group or to which any member of the RemainCo Group is a party.

(29)            “RemainCo Benefit Plan Liabilities” shall mean all Liabilities under RemainCo Benefit Plans, except for the Liabilities allocated to SpinCo on Schedule 1.1(51).

(30)            “RemainCo Conversion Ratio” shall mean a fraction, the numerator of which is the Pre-Distribution RemainCo Share Price, and the denominator of which is the Post-Distribution RemainCo Share Price.

(31)            “RemainCo Disability Plans” has the meaning set forth in Section 7.1.

(32)            “RemainCo Employee” shall mean, as of any applicable date, each individual who is an employee of the RemainCo Group and who is not a SpinCo Employee.

(33)            “RemainCo Employee Liabilities” shall mean, except as expressly provided in this Agreement (including with respect to the specific allocation of Benefit Plan Liabilities), all Liabilities with respect to the employment, engagement, service, or termination of employment, engagement, or service of each (a) RemainCo Employee and Former RemainCo Employee, whenever arising and (b) Current SpinCo (FEC) Employee, arising prior to the Distribution Date.

(34)            “RemainCo Employee Option” shall mean a RemainCo Equity Award that is a Stock Option and is not a SpinCo Employee Option.

(35)            “RemainCo Employee PSU” shall mean a RemainCo Equity Award that is a Performance Stock Unit and is not a SpinCo Employee PSU.

(36)            “RemainCo Equity Award” shall mean an equity incentive award issued by RemainCo pursuant to the RemainCo Equity Plans.

(37)            “RemainCo Equity Plans” shall mean the 2010 Omnibus Stock Incentive Plan and the 2019 Omnibus Stock Incentive Plan, each as amended from time to time, and any other stock option or stock incentive compensation plan or arrangement, including equity award agreements, that is a RemainCo Benefit Plan, as in effect as of the time relevant to the applicable provision of this Agreement.

(38)            “RemainCo Flexible Spending Accounts” shall mean any flexible spending arrangements under any cafeteria plan qualifying under Section 125 of the Code that is a RemainCo Benefit Plan.

(39)            “RemainCo Health Savings Account” shall mean any health savings account under a health savings account plan that is a RemainCo Benefit Plan.

(40)            “RemainCo Nonqualified Deferred Compensation Plans” shall mean the RemainCo Retirement Parity Pension Plan, as amended from time to time, and any other nonqualified deferred compensation plan or arrangement (including individual arrangements) that is a RemainCo Benefit Plan, as in effect as of the time relevant to the applicable provision of this Agreement.

(41)            “RemainCo Partial Transfer Pension Plan” has the meaning set forth in Section 8.4.

(42)            “RemainCo Pension Plan” has the meaning set forth in Section 8.1.

(43)            “RemainCo Pension Trust” has the meaning set forth in Section 8.3.

(44)            “RemainCo Restricted Stock” shall mean RemainCo Equity Awards that are shares of RemainCo Common Stock subject to certain restrictions and forfeiture conditions.

(45)            “RemainCo Welfare Plan” shall mean each Welfare Plan that is a RemainCo Benefit Plan.

(46)            “RemainCo Workers’ Compensation Plan” shall mean any workers’ compensation plan that is a RemainCo Benefit Plan.

(47)            “RemainCo 401(k) Plan” has the meaning set forth in Section 9.1.

(48)            “RSU” shall mean a RemainCo Equity Award that is a time-based restricted stock unit award held by a member of the board of directors of RemainCo.

(49)            “Section 414(l) Pension Transfer Amount” shall mean the amount of Assets that would be allocated on behalf of the SpinCo Employees who are not currently receiving benefits under the RemainCo Pension Plan as of the Distribution Date (and their alternate payees and beneficiaries, if any) if the RemainCo Pension Plan were terminated on the Distribution Date and assets were allocated to the SpinCo Employees (and their alternate payees and beneficiaries, if any) in accordance with Section 414(l) of the Code as calculated by an actuary designated by RemainCo using reasonable actuarial assumptions determined by the plan sponsor of the RemainCo Pension Plan (in consultation with the actuary designated by RemainCo) and in accordance with Section 414(l) of the Code and the regulations promulgated thereunder and taking into account any contribution receivables as of the Distribution Date; provided, however, that in the event that the funded percentage of the RemainCo Pension Plan is greater than 100% as of the Distribution Date, the Section 414(l) Pension Transfer Amount shall include a proportionate share of the surplus assets in the RemainCo Pension Plan, determined based on the present value of accrued benefits, as determined by the actuary designated by RemainCo using reasonable actuarial assumptions.

(50)            “SpinCo Benefit Plan” shall mean any Benefit Plan sponsored, maintained or, unless such Benefit Plan is sponsored or maintained by a member of the RemainCo Group, contributed to by any member of the SpinCo Group or to which any member of the SpinCo Group is a party.

(51)            “SpinCo Benefit Plan Liabilities” shall mean all Liabilities under SpinCo Benefit Plans and all Liabilities set forth on Schedule 1.1(51).

(52)            “SpinCo Conversion Ratio” shall mean a fraction, the numerator of which is the Pre-Distribution RemainCo Share Price, and the denominator of which is the Post-Distribution SpinCo Share Price.

(53)            “SpinCo Disability Plans” has the meaning set forth in Section 7.1.

(54)            “SpinCo Employee” shall mean, as of any applicable date, any (a) Current SpinCo (Freight) Employee, (b) Newly Hired SpinCo Employee or (c) Current SpinCo (FEC) Employee.

(55)            “SpinCo Employee Liabilities” shall mean, except as expressly provided in this Agreement (including with respect to the specific allocation of Benefit Plan Liabilities), all Liabilities with respect to the employment, engagement, service, or termination of employment, engagement, or service of each (a) Current SpinCo (Freight) Employee and Former SpinCo Employee, whenever arising, (b) Current SpinCo (FEC) Employee, arising after the Distribution Date, and (c) Newly Hired SpinCo Employee.

(56)            “SpinCo Employee Option” shall mean a SpinCo Equity Award that is a Stock Option.

(57)            “SpinCo Employee PSU” shall mean a SpinCo Equity Award that is a Performance Stock Unit.

(58)            “SpinCo Equity Award” shall mean a RemainCo Equity Award that has been granted to a SpinCo Employee or SpinCo Independent Contractor and that, after application of Article XII, is denominated in SpinCo Common Stock.

(59)            “SpinCo Equity Incentive Plan” has the meaning set forth in Section 12.1.

(60)            “SpinCo Flexible Spending Accounts” shall mean any flexible spending arrangements under any cafeteria plan qualifying under Section 125 of the Code that is a SpinCo Benefit Plan.

(61)            “SpinCo FSA Participants” has the meaning set forth in Section 6.6.

(62)            “SpinCo Health Savings Account” shall mean any health savings account under a health savings account plan that is a SpinCo Benefit Plan.

(63)            “SpinCo Independent Contractor” shall mean each natural person who (a) is engaged as an independent contractor or consultant by the SpinCo Group or (b) as of the date on which RemainCo determines to transfer the contracts of service of applicable individuals to the SpinCo Group, is engaged as an independent contractor or consultant by the RemainCo Group or who is party to any agreement with the RemainCo Group contemplating future service, and in each case who RemainCo determines as of such date is (or who, pursuant to such agreement contemplating future service, would be) either (i) exclusively or primarily engaged in the SpinCo Business or (ii) necessary for the ongoing operation of the SpinCo Business on or following the Distribution Date.

(64)            “SpinCo Independent Contractor Liabilities” shall mean all Liabilities related to SpinCo Independent Contractors and Former SpinCo Independent Contractors.

(65)            “SpinCo Nonqualified Deferred Compensation Plan Liabilities” has the meaning set forth in Section 10.1.

(66)            “SpinCo Partial Transfer Pension Plan” has the meaning set forth in Section 8.4.

(67)            “SpinCo Restricted Stock” shall mean SpinCo Equity Awards that are shares of SpinCo Common Stock subject to certain restrictions and forfeiture conditions received in accordance with Section 12.3(f).

(68)            “SpinCo U.S. Pension Liabilities” has the meaning set forth in Section 8.2.

(69)            “SpinCo U.S. Pension Plan” has the meaning set forth in Section 8.1.

(70)            “SpinCo U.S. Pension Trust” has the meaning set forth in Section 8.1.

(71)            “SpinCo Vacation Liabilities” has the meaning set forth in Section 11.1.

(72)            “SpinCo Welfare Plans” has the meaning set forth in Section 6.1.

(73)            “SpinCo Workers’ Compensation Plan” has the meaning set forth in Section 6.3.

(74)            “SpinCo 401(k) Plan” has the meaning set forth in Section 9.1.

(75)            “SpinCo 401(k) Plan Liabilities” has the meaning set forth in Section 9.2.

(76)            “Stock Option” shall mean an option to acquire common stock.

(77)            “Welfare Plan” shall mean each Benefit Plan that provides life insurance, health care, dental care, vision care, accidental death and dismemberment insurance, severance, vacation or other group welfare or fringe benefits.

(78)            “Welfare Plan Date” has the meaning set forth in Section 6.1.

(79)            “Welfare Plan Liabilities” has the meaning set forth in Section 6.2.

(80)            “Workers’ Compensation Event” shall mean the event, injury, illness or condition giving rise to a workers’ compensation claim with respect to a SpinCo Employee, Former SpinCo Employee, SpinCo Independent Contractor or Former SpinCo Independent Contractor.

   Section 1.2      References; Interpretation. Section 1.2 of the Separation Agreement shall apply to this Agreement mutatis mutandis.

Article II

GENERAL PRINCIPLES

   Section 2.1      SpinCo Employees; SpinCo Independent Contractors. Except as provided in Section 2.2 and Section 7.1, all SpinCo Employees who are employees of the SpinCo Group as of immediately prior to the Distribution Date shall continue to be employees of the SpinCo Group immediately following the Distribution and all SpinCo Employees who are employees of the RemainCo Group as of immediately prior to the Distribution Date shall have their employment transferred to the SpinCo Group as of immediately prior to the Distribution. The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, shall result in any SpinCo Employee or Former SpinCo Employee incurring or being deemed to have incurred a termination of employment or being eligible to receive severance benefits, solely as a result of the Distribution. To the extent permitted by applicable Law, through and until immediately prior to the Distribution Date, RemainCo and SpinCo shall use commercially reasonable efforts to (i) cause the contract of services of any SpinCo Independent Contractor to be transferred to (or retained by, as applicable) a member of the SpinCo Group and (ii) cause the contract of services of any SpinCo Independent Contractor who will no longer provide services to the SpinCo Group as of the Distribution Date, to be transferred to a member of the RemainCo Group.

   Section 2.2      Delayed Transfer Employees. To the extent that applicable Law or any arrangement with a Governmental Entity prevents the Parties from causing any RemainCo Employee in active employment status as of the Distribution Date who is intended to be a SpinCo Employee to be employed by a member of the SpinCo Group as of the Distribution Date as contemplated by Section 2.1 (each such employee, a “Delayed Transfer Employee” and the SpinCo Group entity to which such Delayed Transfer Employee is intended to be transferred, the “Destination Employer”), then, except as otherwise mutually agreed in writing by the Parties and subject to Section 2.8, the Parties shall cooperate in good faith and use commercially reasonable efforts to ensure that (i) such Delayed Transfer Employee becomes employed by the Destination Employer at the earliest time permitted by applicable Law or such agreement with a Governmental Entity and (ii) the Destination Employer receives the benefit of such Delayed Transfer Employee’s services from and after the Distribution Date, including under the Transition Services Agreement or by entering into an employee leasing or similar arrangement (which shall provide for full reimbursement of the RemainCo Group for compensation and other costs incurred by the RemainCo Group in connection with such delay). “Delayed Transfer Employee” shall also include any RemainCo Employee who, following the Distribution Date, provides services to the SpinCo Group under the Transition Services Agreement and whose employment, as mutually agreed by the Parties, is intended to transfer to the SpinCo Group following the completion of the applicable Transition Services Agreement service, and with respect to such Delayed Transfer Employees, the Parties shall use commercially reasonable efforts to ensure that any such Delayed Transfer Employee becomes employed by the SpinCo Group as soon as practicable following the completion of the applicable Transition Services Agreement service. From and after the commencement of a Delayed Transfer Employee’s employment with the Destination Employer, such Delayed Transfer Employee shall be treated for all purposes of this Agreement, including Section 4.2, as if such Delayed Transfer Employee commenced employment with the Destination Employer as of the Distribution Date as contemplated by Section 2.1.

   Section 2.3      Liabilities and Assets Generally.

(a)        All Liabilities and Assets assumed or retained by a member of the RemainCo Group under this Agreement shall be RemainCo Liabilities or RemainCo Assets, respectively, for purposes of the Separation Agreement. All Liabilities and Assets assumed or retained by a member of the SpinCo Group under this Agreement shall be SpinCo Liabilities or SpinCo Assets, respectively, for purposes of the Separation Agreement.

(b)        From and after the Distribution Date, except as expressly provided in this Agreement (or a Local Agreement) or as required under applicable Law:

(i)            SpinCo and the SpinCo Group shall assume or retain, as applicable, and SpinCo hereby agrees to pay, perform, fulfill and discharge, in due course in full, (1) SpinCo Employee Liabilities, (2) SpinCo Benefit Plan Liabilities, (3) SpinCo Independent Contractor Liabilities and (4) any other Liabilities expressly assigned to SpinCo or any member of the SpinCo Group under this Agreement; and

(ii)            RemainCo and the RemainCo Group shall assume or retain, as applicable, and RemainCo hereby agrees to pay, perform, fulfill and discharge, in due course in full (1) RemainCo Employee Liabilities, (2) RemainCo Benefit Plan Liabilities, and (3) any other Liabilities expressly assigned to RemainCo or any member of the RemainCo Group under this Agreement.

(c)        From and after the Distribution Date, except as expressly provided in this Agreement (or a Local Agreement) or as required under applicable Law:

(i)            SpinCo and the SpinCo Group shall assume or retain, as applicable, all Assets held in trust related to all SpinCo Benefit Plan Liabilities and all insurance policies funding the SpinCo Benefit Plans; and

(ii)            RemainCo and the RemainCo Group shall assume or retain, as applicable, all Assets held in trust related to all RemainCo Benefit Plan Liabilities and all insurance policies funding the RemainCo Benefit Plans.

   Section 2.4      Benefit Plans.

(a)        Except as otherwise specifically provided in this Agreement or as may otherwise be provided in accordance with the Transition Services Agreement, as of the Distribution Date, (i) each SpinCo Employee (and each of their respective dependents and beneficiaries) shall cease active participation in, and each member of the SpinCo Group shall cease to be a participating employer in, all RemainCo Benefit Plans, and, as of such time, SpinCo shall, or shall cause its Subsidiaries or any other member of the SpinCo Group to, have in effect such corresponding SpinCo Benefit Plans as are necessary to comply with its obligations pursuant to this Agreement and (ii) each RemainCo Employee (and each of their respective dependents and beneficiaries) shall cease active participation in, and each member of the RemainCo Group shall cease to be a participating employer in, all SpinCo Benefit Plans.

(b)        From and after the Distribution Date, except as otherwise specifically provided in this Agreement (or a Local Agreement), (i) RemainCo shall, or shall cause one or more members of the RemainCo Group to, retain, pay, perform, fulfill and discharge RemainCo Benefit Plan Liabilities, and (ii) SpinCo shall, or shall cause one of the members of the SpinCo Group to, retain, pay, perform, fulfill and discharge SpinCo Benefit Plan Liabilities.

   Section 2.5      Payroll Services. Prior to the Distribution Date, the Parties and the applicable third-party providers shall establish a payroll system for SpinCo and its Subsidiaries, as applicable. Except as may otherwise be provided under the Transition Services Agreement, on and after the Distribution Date, the members of the SpinCo Group shall be solely responsible for providing payroll services to SpinCo Employees. The Parties shall use commercially reasonable efforts to cooperate with each other and with third-party providers to avoid the restart of Taxes imposed under the United States Federal Insurance Contributions Act, as amended (FICA), or the United States Federal Unemployment Tax Act, as amended (FUTA) with respect to SpinCo Employees, to effectuate withholding and remittance of Taxes, required Tax reporting, correction of overpayment or underpayment of compensation prior to the Distribution Date and to respond to any inquiries or audits from any Governmental Entity with respect to employment Taxes, in each of the foregoing cases, in a timely, efficient, and appropriate manner.

   Section 2.6      No Change in Control. The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, individually or in the aggregate, constitutes a “change in control,” “change of control” or similar term, as applicable, within the meaning of any RemainCo Benefit Plan or SpinCo Benefit Plan, including the SpinCo Equity Incentive Plan.

   Section 2.7      Employee Records. Unless prohibited by applicable Law, on or prior to the Distribution Date, RemainCo shall assign, transfer, and deliver (or cause to be assigned, transferred, and delivered) to SpinCo copies of any and all Employee Records with respect to SpinCo Employees, in each case in a manner compliant with applicable Law and as agreed upon by the applicable members of the RemainCo Group and SpinCo Group in each applicable jurisdiction; provided, however, that nothing herein shall require the transfer of any Employee Records already in the possession of the SpinCo Group or any member thereof. RemainCo and the members of the RemainCo Group shall be permitted to retain copies (or, where required by applicable Law, originals) of all Employee Records except where prohibited by applicable Law.

   Section 2.8       Foreign National Employees. SpinCo shall, and shall cause its Subsidiaries to, employ all SpinCo Employees who are foreign nationals working in the United States on non-immigrant visa status (including on an H-1B visa) or who are working outside of the jurisdiction of such SpinCo Employee’s citizenship under terms and conditions such that SpinCo and/or its Subsidiaries, as applicable, qualify as a “successor employer” or successor-in-interest to the SpinCo Business for purposes of such SpinCo Employee’s jurisdiction’s applicable immigration Laws effective as of the Distribution Date. Prior to the Distribution Date, the Parties shall cooperate in good faith and take such actions as may be reasonably necessary to ensure the proper and prompt transfer of the sponsorship of work permits and immigration visas as applicable. On and after the Distribution Date, SpinCo (i) shall, and shall cause its Subsidiaries to, use best efforts to process and support visa, green card or similar applications with respect to SpinCo Employees working outside of the jurisdiction of such SpinCo Employee’s citizenship, and (ii) shall assume and be solely responsible for all immigration-related Liabilities and responsibilities with respect to such SpinCo Employees. To the extent that any SpinCo Employees covered by this Section 2.8 are Delayed Transfer Employees, such SpinCo Employees shall remain employees of the RemainCo Group and the Parties shall cooperate in good faith to facilitate the allocation of Assets and Liabilities, necessary transfer of employment and mutually agreed-upon reimbursements, in each case, with respect to such SpinCo Employees; provided that, if such SpinCo Employee does not become eligible to have their employment transferred to the SpinCo Group prior to the second anniversary of the Distribution Date, such SpinCo Employee shall no longer be considered a SpinCo Employee and shall not be eligible to have their employment transferred to the SpinCo Group and SpinCo shall have no further Liabilities with respect to such employees.

Article III

NON-EQUITY INCENTIVES

   Section 3.1       Earned and Unpaid Cash Incentives. The SpinCo Group shall pay any cash incentive compensation that is earned under any SpinCo Benefit Plan that is a cash incentive compensation plan or policy and that remains unpaid as of the Distribution Date pursuant to the terms and conditions of the applicable cash incentive plan or policy in effect on the Distribution Date.

   Section 3.2       Mid-Cycle Cash Incentives. The SpinCo Group shall continue under the applicable SpinCo Benefit Plan any cash incentive compensation program (including any commission program) with a performance period that is ongoing as of the Distribution Date related to Current SpinCo (FEC) Employees and Current SpinCo (Freight) Employees and may adjust the performance metrics and such other terms and conditions as are deemed necessary to account for the Distribution as permitted under the applicable SpinCo Benefit Plan (all related Liabilities, the “Mid-Cycle Cash Incentive Liabilities”).

Article IV

SERVICE CREDIT

   Section 4.1       RemainCo Benefit Plans. Except as may otherwise be provided in accordance with the Transition Services Agreement and except as otherwise provided in Section 12.3, service of SpinCo Employees, on and after the Distribution Date, with any member of the SpinCo Group or any other employer, as applicable, other than any member of the RemainCo Group, shall not be taken into account for any purpose under any RemainCo Benefit Plan.

   Section 4.2       SpinCo Benefit Plans. Unless prohibited by applicable Law, SpinCo shall, and shall cause its Subsidiaries to, credit service accrued by each SpinCo Employee with, or otherwise recognized for purposes of any Benefit Plan by, any member of the RemainCo Group or the SpinCo Group on or prior to the Distribution Date for purposes of (a) eligibility, vesting and benefit accrual under each SpinCo Benefit Plan under which service is relevant in determining eligibility, vesting and benefit accrual, (b) determining the amount of severance payments and benefits (if any) payable under each SpinCo Benefit Plan that provides severance payments or benefits and (c) determining the number of vacation days or other paid time off to which each such employee shall be entitled following the Distribution Date, in the case of clauses (a), (b) and (c), (i) to the same extent recognized by the relevant members of the RemainCo Group or SpinCo Group or the corresponding RemainCo Benefit Plan or SpinCo Benefit Plan immediately prior to the later of the Distribution Date and the date such employee ceases participating in the applicable RemainCo Benefit Plan in accordance with the Transition Services Agreement and (ii) except to the extent such credit would result in a duplication of benefits for the same period of service.

Article V

SEVERANCE

   Section 5.1       SpinCo Severance Liabilities. The SpinCo Group shall be solely responsible for all Liabilities, including all severance or other separation payments and benefits, relating to the termination or alleged termination of any SpinCo Employee’s employment or Former SpinCo Employee’s employment, whenever occurring, provided that, the SpinCo Group shall not be responsible for Liabilities relating to the termination or alleged termination of any Current SpinCo (FEC) Employee’s employment occurring prior to such Current SpinCo (FEC) Employee’s employment with the SpinCo Group. For the avoidance of doubt, such Liabilities shall include any employer-paid portion of any Employment Taxes and shall be treated as Liabilities of SpinCo and the SpinCo Group in accordance with the principles of Section 2.3.

   Section 5.2       RemainCo Severance Liabilities. The RemainCo Group shall be solely responsible for all Liabilities, including all severance or other separation payments and benefits, relating to the termination or alleged termination of any RemainCo Employee’s employment and any Former RemainCo Employee’s employment, whenever occurring and all Liabilities relating to the termination or alleged termination of any Current SpinCo (FEC) Employee’s employment occurring prior to such Current SpinCo (FEC) Employee’s employment with the SpinCo Group. For the avoidance of doubt, such Liabilities shall include any employer-paid portion of any Employment Taxes and shall be treated as Liabilities of RemainCo and the RemainCo Group in accordance with the principles of Section 2.3.

Article VI

CERTAIN WELFARE BENEFIT PLAN MATTERS;
WORKERS’ COMPENSATION CLAIMS

   Section 6.1       SpinCo Welfare Plans. Without limiting the generality of Section 2.4, effective as of the Distribution Date or such other date as agreed to between RemainCo and SpinCo which may be prior to the Distribution Date (such applicable date, the “Welfare Plan Date”), SpinCo shall establish Welfare Plans (collectively, the “SpinCo Welfare Plans”), which shall have material terms and conditions that are, subject to applicable Law, no less favorable in the aggregate than the terms and conditions (including employee contributions, employer contributions, benefit coverage, deductibles, copays, coinsurance, out-of-pocket maximums, eligibility requirements, and benefit levels) of the RemainCo Welfare Plans applicable to SpinCo Employees, to provide welfare benefits to SpinCo Employees (and their dependents and beneficiaries) in each applicable jurisdiction and as of the applicable Welfare Plan Date, and each such SpinCo Employee (and his or her dependents and beneficiaries) shall cease active participation in the corresponding RemainCo Welfare Plan as of the applicable Welfare Plan Date.

   Section 6.2       Allocation of Welfare Benefit Claims. (a) The members of the RemainCo Group shall retain all Liabilities in accordance with the applicable RemainCo Welfare Plan for all reimbursement claims (such as medical and dental claims) and for all non-reimbursement claims (such as life insurance claims), in each case, incurred by SpinCo Employees and Former SpinCo Employees (and each of their respective dependents and beneficiaries) under such plans prior to the applicable Welfare Plan Date and (b) the members of the SpinCo Group shall retain all Liabilities in accordance with the SpinCo Welfare Plans for all reimbursement claims (such as medical and dental claims) and for all non-reimbursement claims (such as life insurance claims), in each case, incurred by SpinCo Employees (and each of their respective dependents and beneficiaries) on or after the applicable Welfare Plan Date; provided that SpinCo shall reimburse RemainCo in accordance with the Transition Services Agreement for Liabilities incurred under clause (a) that are incurred by SpinCo Employees between the Distribution Date and the applicable Welfare Plan Date, if the Welfare Plan Date is later than the Distribution Date (such Liabilities, the “Welfare Plan Liabilities”). For purposes of this Section 6.2, a benefit claim shall be deemed to be incurred as follows: (i) health, dental, vision, employee assistance program and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies; and (ii) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, cessation of employment or other event giving rise to such benefits.

   Section 6.3       Workers’ Compensation Claims. Except as provided in Schedule 6.3, in the case of any workers’ compensation claim of any SpinCo Employee, Former SpinCo Employee, SpinCo Independent Contractor, or Former SpinCo Independent Contractor in respect of his or her employment, engagement, or service with the RemainCo Group or the SpinCo Group, such claim shall be covered (a) under the applicable RemainCo Workers’ Compensation Plan if the Workers’ Compensation Event occurred prior to the Distribution Date (including if such claim is not reported until after the Distribution Date and if such claim arises from cumulative trauma, occupational disease, or any condition involving exposure over time) and (b) under a workers’ compensation plan of the SpinCo Group (each, a “SpinCo Workers’ Compensation Plan”) for the applicable jurisdiction if the Workers’ Compensation Event occurs on or after the Distribution Date, in each case, regardless of the period or duration of exposure or employment or engagement with the RemainCo Group or the SpinCo Group. For purposes of this Section 6.3, the date on which a Workers’ Compensation Event occurred will be determined exclusively by reference to the legally defined “injury date” under applicable workers’ compensation Law. There shall be no apportionment, contribution, reimbursement, or shared liability between RemainCo and SpinCo with respect to any such claims, and neither Party shall administer, defend, or otherwise manage claims on behalf of the other following the Distribution Date. Subject to applicable Law, the applicable members of the RemainCo Group shall (i) keep the applicable members of the SpinCo Group reasonably informed (no less frequently than on a quarterly basis) on the status of any claim(s) submitted under a RemainCo Workers’ Compensation Plan pursuant to this Section 6.3 (including the type of claim(s) and identity(ies) of the affected employee(s)) and (ii) shall consult in good faith on a reasonably prompt basis with the applicable members of the SpinCo Group regarding any material developments, settlement discussions or insurer communications with respect to any such insurance claim to the extent that such developments, discussions or communications would have, or would reasonably be likely to have, a significant adverse impact on the SpinCo Group’s brand, reputation or business relationships (including with its employees and customers).

   Section 6.4       COBRA. In the event that a Former SpinCo Employee was receiving continuation health coverage pursuant to COBRA on or prior to the applicable Welfare Plan Date under a RemainCo Welfare Plan, RemainCo and the RemainCo Welfare Plans shall remain responsible for provision of COBRA coverage and all COBRA-related Liabilities to such Former SpinCo Employee (or his or her eligible dependents) in respect of COBRA. Such COBRA coverage shall continue to be provided by RemainCo and under the RemainCo Welfare Plans through the end of the applicable COBRA coverage period required by applicable Law. In the event that a SpinCo Employee becomes eligible to receive continuation health coverage pursuant to COBRA following the applicable Welfare Plan Date, SpinCo and the SpinCo Welfare Plans shall be responsible for provision of COBRA coverage and all COBRA-related Liabilities to such SpinCo Employee (or his or her eligible dependents) in respect of COBRA.

   Section 6.5       Health Savings Account. Effective as of the Welfare Plan Date, the health savings accounts of SpinCo Employees who were participants in the RemainCo Health Savings Account immediately prior to the Welfare Plan Date shall, at the election of the SpinCo Employee, be either (i) distributed to SpinCo Employee as a direct rollover distribution or (ii) transferred from the RemainCo Health Savings Account to the SpinCo Health Savings Account pursuant to a trustee-to-trustee transfer and all activity under such accounts for the calendar year in which the Welfare Plan Date occurs shall be treated as activity under the SpinCo Health Savings Account. Without limiting the generality of Section 2.3, Section 2.4 and Section 14.1 and subject to Section 16.9, RemainCo and SpinCo shall use commercially reasonable efforts to cooperate in administering any RemainCo Health Savings Account and SpinCo Health Savings Account in connection with the Distribution in accordance with the terms of the applicable RemainCo Benefit Plan and SpinCo Benefit Plan, including by exchanging any necessary participant records and engaging recordkeepers, administrators, providers, insurers and other third parties. Further to the above, as of the Distribution Date, the RemainCo Group shall cease making any applicable employer contributions to, and cease facilitating payroll deductions into, any Health Savings Accounts for any SpinCo Employees or Former SpinCo Employees.

   Section 6.6       Flexible Spending Account. Effective as of the Welfare Plan Date, SpinCo shall have in place for SpinCo Employees health care, dependent care and limited purpose SpinCo Flexible Spending Accounts to provide benefits to SpinCo Employees who participated in the RemainCo Flexible Spending Accounts as of immediately prior to the Welfare Plan Date. RemainCo and SpinCo shall take all actions necessary or appropriate, consistent with "Situation 2" of Revenue Ruling 2002-32, so that, effective as of the Welfare Plan Date, (a) the account balances (whether positive or negative) of SpinCo Employees who are participants in the RemainCo Flexible Spending Accounts (the “SpinCo FSA Participants”) shall be transferred to the SpinCo Flexible Spending Accounts; (b) the elections, contribution levels and coverage levels of the SpinCo FSA Participants shall apply under SpinCo Flexible Spending Accounts in the same manner as under RemainCo Flexible Spending Accounts; and (c) the SpinCo FSA Participants shall be reimbursed from the SpinCo Flexible Spending Accounts for claims (i) incurred at any time during the plan year of the RemainCo Flexible Spending Accounts during which the Welfare Plan Date occurs (or during any grace period or extended grace period applicable to the RemainCo Flexible Spending Accounts), and (ii) submitted to the SpinCo Flexible Spending Accounts from and after the Welfare Plan Date, substantially on the same basis, terms and conditions as under RemainCo Flexible Spending Accounts. As soon as reasonably practicable following the Welfare Plan Date, (x) if the aggregate benefits paid by the RemainCo Flexible Spending Accounts to the SpinCo FSA Participants prior to the Welfare Plan Date exceed the aggregate payroll deductions for the RemainCo Flexible Spending Accounts made in respect of the SpinCo FSA Participants at or prior to the Welfare Plan Date, then SpinCo shall reimburse RemainCo for the amount of such excess or (y) if the aggregate payroll deductions for the RemainCo Flexible Spending Accounts made in respect of the SpinCo FSA Participants at or prior to the Welfare Plan Date exceed the aggregate benefits paid by the RemainCo Flexible Spending Accounts to the SpinCo FSA Participants prior to the Welfare Plan Date, then RemainCo shall reimburse SpinCo for the amount of such excess. Without limiting the generality of Section 2.3, Section 2.4 and Section 14.1 and subject to Section 16.9, RemainCo and SpinCo shall use commercially reasonable efforts to cooperate in administering any RemainCo Flexible Spending Accounts and SpinCo Flexible Spending Accounts in connection with the Distribution in accordance with the terms of the applicable RemainCo Benefit Plan and SpinCo Benefit Plan, including by exchanging any necessary participant records and engaging recordkeepers, administrators, providers, insurers and other third parties. Further to the above, as of the Distribution Date, the RemainCo Group shall cease making any applicable employer contributions to, and cease facilitating payroll deductions into, any Flexible Spending Accounts for SpinCo Employees or Former SpinCo Employees.

   Section 6.7       Retiree Health Benefits. Notwithstanding anything to the contrary in this Article VI, to the extent that any SpinCo Employee is eligible to receive vested retiree health benefits under any RemainCo Welfare Plan as of immediately prior to the Distribution Date, such SpinCo Employee will continue to be eligible to receive (or continue receiving) such vested retiree health benefits pursuant to the terms of the applicable RemainCo Welfare Plan.

Article VII

DISABILITY

   Section 7.1       SpinCo Disability Plans. No later than the Distribution Date, SpinCo shall establish or maintain, or cause to be established or maintained, long- and short-term disability insurance plans sponsored by SpinCo (the “SpinCo Disability Plans”), which shall have material terms and conditions that are no less favorable in the aggregate than the terms and conditions of the long- and short-term disability insurance plans sponsored by RemainCo (the “RemainCo Disability Plans”) applicable to SpinCo Employees, to provide long- and short-term disability benefits to SpinCo Employees in each applicable jurisdiction. Effective as of the Distribution Date or such other date as agreed to between RemainCo and SpinCo which may be prior to the Distribution Date, all SpinCo Employees receiving long- and short-term disability benefits under the RemainCo Disability Plans who are eligible to participate in the SpinCo Disability Plans shall become participants in the SpinCo Disability Plans and RemainCo shall have no outstanding Liabilities under the RemainCo Disability Plans with respect to such SpinCo Employees. To the extent that any SpinCo Employees receiving long- and short-term disability benefits under the RemainCo Disability Plans are not eligible to participate in the SpinCo Disability Plans as of the Distribution Date, such SpinCo Employees shall continue to participate in the RemainCo Disability Plans following the Distribution Date and the Parties shall cooperate in good faith to facilitate the allocation of Assets and Liabilities, necessary transfer of employment and mutually agreed-upon reimbursements, in each case, with respect to such SpinCo Employees; provided that, if such SpinCo Employee does not return to work or become eligible to participate in a SpinCo Disability Plan prior to the second anniversary of the Distribution Date, such SpinCo Employee shall no longer be eligible to have their employment transferred to the SpinCo Group and SpinCo shall have no further Liabilities with respect to such SpinCo Employees.

Article VIII

DEFINED BENEFIT PENSION PLANS

   Section 8.1       SpinCo U.S. Defined Benefit Pension Plan. No later than the Distribution Date, SpinCo shall establish or maintain, or cause to be established or maintained, a new U.S. defined benefit pension plan sponsored by SpinCo (the “SpinCo U.S. Pension Plan”) for the benefit of SpinCo Employees, which shall have material terms and conditions (including eligibility, benefit accrual formulas, vesting, forms of payment, and ancillary benefits) that are substantially the same as the Freight Benefits (as defined in the RemainCo Employees’ Pension Plan (the “RemainCo Pension Plan”)) and shall be (or remain) qualified under Section 401(a) of the Code, and a trust that is part of such SpinCo U.S. Pension Plan and which shall be exempt from tax under Section 501(a) of the Code (the “SpinCo U.S. Pension Trust”).

   Section 8.2       RemainCo Defined Benefit Pension Plan. Notwithstanding Section 2.4 or any other provision of this Agreement to the contrary, following the Distribution Date, the RemainCo Group shall retain sponsorship of the RemainCo Pension Plan and all Assets and Liabilities arising out of or relating to the RemainCo Pension Plan; provided that effective as of the Distribution Date, RemainCo shall assign (or cause such assignment to be effectuated), and SpinCo shall accept such assignment (or cause such assignment to be accepted), to the SpinCo U.S. Pension Plan all Liabilities for vested and unvested benefits under the RemainCo Pension Plan relating to SpinCo Employees who not currently receiving pension benefits under the RemainCo Pension Plan as of such date (the “SpinCo U.S. Pension Liabilities”) and the SpinCo U.S. Pension Plan shall apply the same beneficiary designations that were in effect with respect to each such SpinCo Employee under the RemainCo Pension Plan immediately prior to the Distribution Date, unless such SpinCo Employee affirmatively elects otherwise.

   Section 8.3       Pension Asset Transfer. Effective as of the Distribution Date, each SpinCo Employee shall cease to accrue any additional benefits under the RemainCo Pension Plan and shall become a participant in the SpinCo U.S. Pension Plan.

(a)            On the Distribution Date and prior to the Distribution (the “Initial Pension Transfer Date”), but subject to the following paragraphs, RemainCo shall transfer (or cause to be transferred) from the applicable tax-qualified trust which is part of the RemainCo Pension Plan (the “RemainCo Pension Trust”) to the SpinCo U.S. Pension Trust an amount of Assets (the “Initial Pension Asset Transfer Amount”) from the RemainCo Pension Trust with a fair market value equal to approximately 80% of a good faith estimate of the Section 414(l) Pension Transfer Amount. The Initial Pension Asset Transfer Amount shall be transferred in a combination of cash and in-kind Assets that can readily be valued as of the Initial Pension Transfer Date, as agreed between RemainCo and SpinCo, provided, however, that the RemainCo Pension Trust shall not be obligated to convert Assets into cash to the extent that such conversion would result in a significant reduction in the value of such Assets or the remaining Assets with respect to the RemainCo Pension Plan.

(b)            On or before the first day of the calendar quarter immediately following the calendar quarter in which the Distribution Date occurs (the “Delayed Pension Transfer Date”), but subject to the following paragraphs, RemainCo shall transfer (or cause to be transferred) from the RemainCo Pension Trust to the SpinCo U.S. Pension Trust an amount of Assets (the “Delayed Pension Asset Transfer Amount”) from the RemainCo Pension Trust with a fair market value equal to approximately 20% of a good faith estimate of the Section 414(l) Pension Transfer Amount. The Delayed Pension Asset Transfer Amount shall be adjusted, for the period between the Distribution Date and the Delayed Pension Transfer Date, to reflect (i) investment earnings (or losses) on the Delayed Pension Asset Transfer Amount, based on the actual rate of return for the RemainCo Pension Plan during such period and (ii) reasonable costs and expenses incurred by RemainCo in respect of the SpinCo Employees during such period, including consulting, investment manager, legal and audit fees and costs and PBGC premiums associated with the Delayed Pension Asset Transfer Amount that are payable in connection with such period. The Delayed Pension Asset Transfer Amount, as adjusted in accordance with the preceding sentence, shall be transferred in a combination of cash and in-kind Assets that cannot be readily valued prior to the end of a calendar quarter, as agreed between RemainCo and SpinCo, provided, however, that the RemainCo Pension Trust shall not be obligated to convert Assets into cash to the extent that such conversion would result in a significant reduction in the value of such Assets or the remaining Assets with respect to the RemainCo Pension Plan.

(c)            As soon as practicable following the Distribution Date, RemainCo shall cause an actuary designated by RemainCo to calculate the Section 414(l) Pension Transfer Amount and the Pension True-Up Amount. If the Pension True-Up Amount is positive, then as soon as administratively feasible following the determination of the Pension True Up Amount (the “Final Pension Transfer Date”), RemainCo shall transfer (or cause to be transferred) from the RemainCo Pension Trust to the SpinCo U.S. Pension Trust an amount of Assets from the RemainCo Pension Trust with a fair market value equal to the Pension True-Up Amount. The Pension True-Up Amount shall be adjusted, for the period between the Distribution Date and the Final Pension Transfer Date, to reflect (i) investment earnings (or losses) on the Pension True-Up Amount, based on the actual rate of return for the RemainCo Pension Plan during such period and (ii) reasonable costs and expenses incurred by RemainCo in respect of the SpinCo Employees during such period, including consulting, investment manager, legal and audit fees and costs and PBGC premiums associated with the Pension True-Up Amount that are payable in connection with such period. If the Pension True-Up Amount is negative, on the Final Pension Transfer Date, SpinCo shall transfer (or cause to be transferred) from the SpinCo U.S. Pension Trust to the RemainCo Pension Trust an amount of Assets from the SpinCo U.S. Pension Trust with a fair market value equal to the Pension True-Up Amount. The Pension True-Up Amount shall be adjusted, for the period between the Distribution Date and the Final Pension Transfer Date, to reflect investment earnings (or losses) on the Pension True-Up Amount, based on the actual rate of return for the SpinCo U.S. Pension Plan during such period. The Delayed Pension Asset Transfer Amount, as adjusted in accordance with this paragraph, shall be transferred in a combination of cash and in-kind Assets, as agreed between RemainCo and SpinCo, provided, however, that neither the RemainCo Pension Trust nor the SpinCo U.S. Pension Trust shall be obligated to convert Assets into cash to the extent that such conversion would result in a significant reduction in the value of such Assets or the remaining Assets with respect to the RemainCo Pension Plan or the SpinCo U.S. Pension Plan, as the case may be.

(d)            Following the Final Pension Transfer Date, RemainCo and the RemainCo Group shall have no further liability (either under this Agreement or otherwise) to provide the SpinCo Employees with benefits under the RemainCo Pension Plan, except that, with respect to any SpinCo Employees who had commenced receiving all or a portion of their pension benefits under the RemainCo Pension Plan prior to the Distribution Date and whose pension benefits under the RemainCo Pension Plan were not included in the SpinCo U.S. Pension Liabilities, the RemainCo Pension Plan will continue to pay such SpinCo Employees their pension benefits under the RemainCo Pension Plan that were accrued prior to the Distribution Date to the extent not already paid prior to the Final Pension Transfer Date.

(e)            The SpinCo U.S. Pension Plan and the SpinCo U.S. Pension Trust (and any successor to such plan and/or trust) shall provide that (i) with respect to Assets transferred to the SpinCo U.S. Pension Trust from the RemainCo Pension Trust, such Assets shall be held by the SpinCo U.S. Pension Trust for the exclusive benefit of the SpinCo Employees, and (ii) the accrued benefits as of the Distribution Date of each SpinCo Employee may not be decreased by amendment or otherwise.

(f)            Following the date of this Agreement, RemainCo and SpinCo shall use commercially reasonable efforts to cooperate in establishing and administering the SpinCo U.S. Pension Plan, including by exchanging any necessary participant records, engaging recordkeepers, administrators, providers, insurers and other third parties and making any and all filings and submissions to the appropriate Governmental Entities in effectuating the provisions of this Section 8.3 (including IRS Forms 5310-A in respect of the transfers of Assets and, in the event that the transactions contemplated by this Agreement constitute a “reportable event” within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder for which the applicable notice period has not been waived, timely notification to the Pension Benefit Guaranty Corporation and filing of all reports required in connection therewith). For the avoidance of doubt, the SpinCo U.S. Pension Plan shall be a SpinCo Benefit Plan.

   Section 8.4       Non-U.S. Partial Transfer Pension Plans. Except as required by applicable Law or under the terms of a Local Agreement, RemainCo and SpinCo shall use commercially reasonable efforts to effectuate an assignment and transfer of Liabilities for vested and unvested benefits relating to SpinCo Employees, and an amount of Assets related thereto (to the extent such Assets have been set aside), under any non-U.S. defined benefit pension plans sponsored by RemainCo or a member of the RemainCo Group in respect of employees in Canada and Mexico (each, a “RemainCo Partial Transfer Pension Plan”) to a non-U.S. defined benefit pension plan or plans sponsored by SpinCo (each, a “SpinCo Partial Transfer Pension Plan”) in accordance with the principles of Section 8.3 (or any analogous principles or other requirements under applicable Law), except that the amount of Assets transferred from any such RemainCo Partial Transfer Pension Plan (or any trust related thereto) to a corresponding SpinCo Partial Transfer Pension Plan (or any trust related thereto) shall be determined on a plan-by-plan, country-by-country (or, if required by applicable Law, other jurisdiction-by-jurisdiction) basis and shall be equal to a percentage of the Projected Benefit Obligation (as defined in the Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 715) relating to SpinCo Employees participating in such RemainCo Partial Transfer Pension Plan or SpinCo Partial Transfer Pension Plan, as of the Distribution Date, applicable to such plan in such country (or other required jurisdiction) equal to the applicable RemainCo Partial Transfer Pension Plan’s funding level (expressed as a percentage and as determined by an actuary designated by RemainCo) in such country (or other required jurisdiction) as of the Distribution Date, or such higher amount as required by applicable Law in such country (or other required jurisdiction). For the avoidance of doubt, any such SpinCo Partial Transfer Pension Plan shall be a SpinCo Benefit Plan. Further details regarding the treatment of the RemainCo Partial Transfer Pension Plans and SpinCo Partial Transfer Pension Plans will be as set forth in the applicable Local Agreement.

Article IX

DEFINED CONTRIBUTION PLANS

   Section 9.1       SpinCo 401(k) Plan. Effective as of the Distribution Date, SpinCo Employees shall cease active participation in each RemainCo Benefit Plan that is a defined contribution retirement plan with a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (collectively, the “RemainCo 401(k) Plans”) and SpinCo shall establish one or more defined contribution plans that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code that shall (i) have material terms and conditions that are no less favorable in the aggregate than the terms and conditions of the RemainCo 401(k) Plans that apply to SpinCo Employees and (ii) be dual qualified under the U.S. and Puerto Rico Internal Revenue Codes (collectively, the “SpinCo 401(k) Plans”). Each SpinCo Employee who was actively participating in a RemainCo 401(k) Plan immediately prior to the Distribution Date shall be automatically enrolled, as of the Distribution Date, in the corresponding SpinCo 401(k) Plan, applying the same salary deferral, investment elections and beneficiary designations that were in effect with respect to such SpinCo Employee under the applicable RemainCo 401(k) Plan immediately prior to the Distribution Date, unless such SpinCo Employee affirmatively elects otherwise. Each SpinCo Employee who is not a participant in a RemainCo 401(k) Plan immediately prior to the Distribution Date shall be permitted to enroll in the applicable SpinCo 401(k) Plan on or after the Distribution Date in accordance with the terms of such applicable SpinCo 401(k) Plan.

   Section 9.2       401(k) Asset Transfer. As soon as practicable on or after the Distribution Date, RemainCo shall take all commercially reasonable measures needed to cause the transfer to the SpinCo 401(k) Plans of all of the Assets and Liabilities of the corresponding RemainCo 401(k) Plan that are attributable to SpinCo Employees, including all promissory notes and receivables in respect of plan loans to SpinCo Employees under the RemainCo 401(k) Plan that remain outstanding as of the Distribution Date and accrued Liabilities arising out of any applicable qualified domestic relations order. SpinCo shall direct the trustees of the SpinCo 401(k) Plans to accept such transfers of Assets and Liabilities from the RemainCo 401(k) Plans. Such transfers of Assets and Liabilities shall be made in accordance with the applicable requirements of Sections 411(d)(6) and 414(l) of the Code. SpinCo and RemainCo shall cooperate to take any and all commercially reasonable measures needed to effect the transition to the SpinCo 401(k) Plans of all outstanding loans under the RemainCo 401(k) Plans with respect to SpinCo Employees so as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans. Such actions may include, for example, permitting a SpinCo Employee to continue to make scheduled loan payments to the RemainCo 401(k) Plan after the Distribution, but before the RemainCo 401(k) Plan Assets and Liabilities are transferred to the SpinCo 401(k) Plan, and adopting administrative procedures to facilitate such loan payments. The RemainCo Group and the RemainCo 401(k) Plans shall have no further Liabilities with respect to any SpinCo Employee whose RemainCo 401(k) Plan account balance is transferred to a SpinCo 401(k) Plan in accordance with this Section 9.2 (such Liabilities, the “SpinCo 401(k) Plan Liabilities”).

   Section 9.3       Employer 401(k) Plan Contributions. The RemainCo Group shall remain responsible for making all employer contributions to the RemainCo 401(k) Plan with respect to any SpinCo Employees relating to periods prior to the Distribution; provided that, prior to the transfer of any SpinCo Employee’s account pursuant to Section 9.2, the RemainCo Group shall make all employer contributions with respect to such SpinCo Employee required under the RemainCo 401(k) Plan for periods of time prior to the Distribution Date. On and after the Distribution Date, the SpinCo Group shall be responsible for all employer contributions under the SpinCo 401(k) Plans with respect to any SpinCo Employees.

   Section 9.4       Stock Considerations. Following the Distribution Date, SpinCo Employees shall not be permitted to acquire shares of RemainCo Common Stock in any stock fund under a SpinCo 401(k) Plan.

   Section 9.5       Limitation of Liability. For the avoidance of doubt, RemainCo shall have no responsibility for any failure of SpinCo to properly administer the SpinCo 401(k) Plans in accordance with their terms and applicable Law, including any failure to properly administer the accounts of SpinCo Employees and their respective beneficiaries, including accounts transferred in accordance with Section 9.2, in such SpinCo 401(k) Plan.

   Section 9.6       Non-U.S. Defined Contribution Plans. The treatment of any RemainCo Benefit Plan that is a defined contribution plan for the benefit of employees outside of the United States and in which any SpinCo Employee participates (each, a “Non-U.S. DC Plan”) shall be governed by the applicable Local Agreement; provided that if a Local Agreement does not address the treatment of an applicable Non-U.S. DC Plan, then RemainCo and SpinCo shall use commercially reasonable efforts to cause any such Non-U.S. DC Plan to be treated in a manner that is consistent with applicable Law and, to the extent practicable, the general principles of this Article IX.

Article X

NONQUALIFIED DEFERRED COMPENSATION

   Section 10.1       SpinCo Nonqualified Deferred Compensation Plans. Notwithstanding Section 2.4 or any other provision of this Agreement to the contrary, following the Distribution Date, the RemainCo Group shall retain sponsorship of the RemainCo Nonqualified Deferred Compensation Plans and all Assets and Liabilities arising out of or relating to the RemainCo Nonqualified Deferred Compensation Plans; provided that except as required by applicable Law, on or prior to the Distribution Date, RemainCo shall assign, and SpinCo shall accept such assignment (or cause such assignment to be accepted), to a new nonqualified deferred compensation plan (or plans) sponsored by SpinCo with terms and conditions that are substantially similar to the corresponding RemainCo Nonqualified Deferred Compensation Plan (together, the “SpinCo Nonqualified Deferred Compensation Plans”) all Liabilities under the RemainCo Nonqualified Deferred Compensation Plan relating to SpinCo Employees (but not Former SpinCo Employees) (such Liabilities, the “SpinCo Nonqualified Deferred Compensation Plan Liabilities”). Unless the SpinCo Employee affirmatively elects otherwise, the SpinCo Nonqualified Deferred Compensation Plan will include the same beneficiary designations that were in effect immediately prior to the Distribution Date with respect to such SpinCo Employee under the RemainCo Nonqualified Deferred Compensation Plan. The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, will trigger a payment or distribution of compensation under the RemainCo Nonqualified Deferred Compensation Plans or the SpinCo Nonqualified Deferred Compensation Plans to any SpinCo Employee (and their respective beneficiaries) and, consequently, that the payment or distribution of any compensation to which any SpinCo Employee (and their respective beneficiaries) is entitled under the RemainCo Nonqualified Deferred Compensation Plans and the SpinCo Nonqualified Deferred Compensation Plans will occur upon the time or times provided for under the applicable RemainCo Nonqualified Deferred Compensation Plans and the SpinCo Nonqualified Deferred Compensation Plans. Without limiting the generality of Section 4.1 and subject to Section 16.9, following the date of this Agreement, RemainCo and SpinCo shall use commercially reasonable efforts to cooperate in administering the RemainCo Nonqualified Deferred Compensation Plans and the SpinCo Nonqualified Deferred Compensation Plans for purposes of satisfying any obligations relating to the participation of any SpinCo Employee, including by exchanging any necessary participant records and engaging recordkeepers, administrators, providers, insurers and other third parties. For the avoidance of doubt, each SpinCo Nonqualified Deferred Compensation Plan shall be a SpinCo Benefit Plan.

   Section 10.2       No Transfer of Assets. Except as required by applicable Law, nothing in this Agreement shall require any member of the RemainCo Group or the RemainCo Nonqualified Deferred Compensation Plans to transfer Assets or reserves with respect to the RemainCo Nonqualified Deferred Compensation Plans to any member of the SpinCo Group or the SpinCo Nonqualified Deferred Compensation Plans.

   Section 10.3       Limitation of Liability. RemainCo shall have no responsibility for any failure of SpinCo to properly administer the SpinCo Nonqualified Deferred Compensation Plans in accordance with their terms and applicable Law, including any failure to properly administer the accounts of SpinCo Employees and their respective beneficiaries in such SpinCo Nonqualified Deferred Compensation Plans.

Article XI

VACATION

   Section 11.1       Vacation. Effective as of the Distribution Date or such other date as agreed to between RemainCo and SpinCo which may be prior to the Distribution Date, all SpinCo Employees will participate in the SpinCo vacation policy and RemainCo will have no outstanding Liabilities for vacation accruals and benefits under any RemainCo vacation policy with respect to SpinCo Employees; provided, however, that to the extent any such SpinCo Employee is entitled under any applicable Law or any policy of his or her respective employer that is a member of the RemainCo Group, as the case may be, to be paid for any vacation days accrued or earned but not yet taken by such SpinCo Employee as of the Distribution Date, SpinCo shall assume and be solely responsible for the Liability to pay for such vacation days (the “SpinCo Vacation Liabilities”).

Article XII

Equity INCENTIVE COMPENSATION AWARDS

   Section 12.1       SpinCo Equity Incentive Plan.

(a)            Prior to the Distribution Date, RemainCo shall cause SpinCo to adopt an equity incentive plan or program, to be effective prior to the Distribution Date (the “SpinCo Equity Incentive Plan”) and RemainCo shall approve the SpinCo Equity Incentive Plan as the sole stockholder of SpinCo.

(b)            SpinCo shall use commercially reasonable efforts to maintain effective registration statements with the Securities and Exchange Commission with respect to the SpinCo Equity Awards described in this Article XII, to the extent any such registration statement is required by applicable Law.

   Section 12.2       Equity Award Adjustments. Effective as of the Effective Time, each RemainCo Equity Award that is outstanding as of the Effective Time shall be adjusted in accordance with the resolutions adopted by the Compensation and Human Resources Committee of RemainCo in connection with the Distribution. Equity awards that are covered by this Section 12.2 shall not be exercisable and/or settled during a period beginning on a date prior to the Distribution Date determined by RemainCo in its sole discretion, and continuing until the adjustments made pursuant to such resolutions are completed, as determined by RemainCo in its sole discretion. Equity awards that remain outstanding under the RemainCo Equity Plans shall remain subject to all terms and conditions of the RemainCo Equity Plans, including the adjustment provisions thereof.

   Section 12.3       Treatment of Incentive Awards Upon Distribution.

(a)            RSUs. Prior to the Effective Time, each RSU that is unvested (in each case including RSUs received relating to previously paid dividends) shall be vested and shall be settled for RemainCo Common Stock as soon as practicable thereafter (and in any event prior to the Distribution Record Date). Notwithstanding the foregoing, if the acceleration provided for in this Section 12.3(a) would result in the imposition of additional taxes and penalties under Section 409A of the Code, the Parties shall cooperate to modify the provisions of this Section 12.3(a) as minimally required to comply with Section 409A.

(b)            SpinCo Employee PSUs. Effective as of the Effective Time, each SpinCo Employee PSU that is outstanding immediately prior to the Effective Time shall be assumed by SpinCo and converted into a Performance Stock Unit with the same terms and conditions as were applicable under such SpinCo Employee PSU immediately prior to the Effective Time, except that (i) the number of shares of SpinCo Common Stock subject to such SpinCo Employee PSU shall be equal to the product (rounded up to the nearest whole share) obtained by multiplying (x) the number of shares of RemainCo Common Stock subject to such SpinCo Employee PSU immediately prior to the Effective Time assuming target level of performance by (y) the SpinCo Conversion Ratio, and (ii) the performance metrics applicable to such SpinCo Employee PSU will be adjusted or replaced to measure SpinCo’s performance.

(c)            RemainCo Employee PSUs. Effective as of the Effective Time, each RemainCo Employee PSU that is outstanding immediately prior to the Effective Time will be adjusted into a Performance Stock Unit with the same terms and conditions as were applicable under such RemainCo Employee PSU immediately prior to the Effective Time, except that the number of shares of RemainCo Common Stock subject to such RemainCo Employee PSU will be equal to the product (rounded up to the nearest whole share) obtained by multiplying (x) the number of shares of RemainCo Common Stock subject to such RemainCo Employee PSU immediately prior to the Effective Time assuming target level of performance by (y) the RemainCo Conversion Ratio.

(d)            SpinCo Employee Options. Effective as of the Effective Time, each SpinCo Employee Option that is outstanding immediately prior to the Effective Time shall be assumed by SpinCo and converted into a Stock Option with the same terms and conditions as were applicable under such SpinCo Employee Option immediately prior to the Effective Time, except that (i) the number of shares of SpinCo Common Stock will be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number of shares of RemainCo Common Stock subject to such SpinCo Employee Option immediately prior to the Effective Time by (y) the SpinCo Conversion Ratio, and (ii) the exercise price per share of SpinCo Common Stock will be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (x) the per share exercise price of the such SpinCo Employee Option immediately prior to the Effective Time by (y) the SpinCo Conversion Ratio.

(e)            RemainCo Employee Options. Effective as of the Effective Time, each RemainCo Employee Option that is outstanding immediately prior to the Effective Time will be adjusted into a Stock Option with the same terms and conditions as were applicable under such RemainCo Employee Option immediately prior to the Effective Time, except that (i) the number of shares of RemainCo Common Stock will be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number shares of RemainCo Common Stock subject to such RemainCo Employee Option immediately prior to the Effective Time by (y) the RemainCo Conversion Ratio, and (ii) the exercise price per share of RemainCo Common Stock will be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (x) the per share exercise price of such RemainCo Employee Option immediately prior to the Effective Time by (y) the RemainCo Conversion Ratio.

(f)            Restricted Stock. Effective as of the Effective Time, (i) all RemainCo Restricted Stock that is outstanding as of immediately prior to the Effective Time shall remain outstanding and be subject to the same terms and conditions as were applicable to such RemainCo Restricted Stock immediately prior to the Effective Time and (ii) each holder of RemainCo Restricted Stock shall receive a number of shares of SpinCo Restricted Stock for every share of RemainCo Restricted Stock held as of immediately prior to the Effective Time, determined using the same distribution ratio that is applied to RemainCo Common Stock at the Effective Time. Such SpinCo Restricted Stock shall be subject to the same terms and conditions as were applicable to the corresponding RemainCo Restricted Stock immediately prior to the Effective Time.

   Section 12.4       Award Terms; Vesting; Treatment of Service. Except as otherwise provided in this Article XII, (i) the terms and conditions applicable to SpinCo Equity Awards shall be substantially identical to the terms and conditions applicable to the underlying RemainCo Equity Award, (ii) each SpinCo Employee’s continued service with a member of the SpinCo Group shall be considered to be continued service for vesting purposes with respect to any SpinCo Equity Award, (iii) any prior service with a member of the RemainCo Group shall be credited for vesting and eligibility purposes with respect to any equity awards granted by the SpinCo Group following the Distribution Date, (iv) all references in such awards to the “Company” shall be references to SpinCo, (v) all SpinCo Equity Awards shall become vested upon the date the underlying RemainCo Equity Award would have otherwise vested in accordance with the existing terms and vesting schedule and (vi) SpinCo Equity Awards shall not be exercisable and/or settled until all applicable adjustments are completed, as determined by SpinCo in its sole discretion.

   Section 12.5       Certain Additional Considerations. Notwithstanding anything to the contrary in this Article XII:

(a)            All of the adjustments described in this Article XII shall be effected in accordance with Sections 409A and 424 of the Code and the Treasury Regulations promulgated thereunder and it is the intention of the Parties that all of the adjustments described in this Article XII shall be construed consistent with this intent.

(b)            The Parties hereby acknowledge that the provisions of this Article XII are intended to achieve certain Tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.

(c)            With respect to RemainCo Equity Awards outstanding as of immediately prior to the Effective Time and held by individuals in certain non-U.S. jurisdictions, the provisions of this Article XII may be modified by the Parties to the extent necessary to address legal, regulatory or tax issues or requirements and/or to avoid undue cost or administrative burden arising out of the application of this Article XII to equity-based incentive compensation awards subject to non-U.S. Law. For the avoidance of doubt, the Parties may provide for different adjustments with respect to some or all of the RemainCo Equity Awards to the extent that the Parties deem such adjustments necessary and appropriate. Any adjustments made by the Parties shall be deemed to have been incorporated by reference herein as if fully set forth above and shall be binding on the Parties and their respective Subsidiaries. Where and to the extent required by applicable Law or tax considerations outside the United States, the adjustments described in this Article XII shall be deemed to have been effectuated immediately prior to the Distribution Date.

   Section 12.6       Settlement, Delivery; Tax Reporting and Withholding.

(a)            From and after the Distribution Date, SpinCo shall have sole responsibility for the settlement of and/or delivery of shares of SpinCo Common Stock pursuant to SpinCo Equity Awards to any holder of such award and shall be solely entitled to any exercise price payable in respect of SpinCo Employee Options, and except as otherwise provided in this Section 12.6 SpinCo shall do so without compensation from RemainCo.

(b)            Upon the vesting, payment or settlement, as applicable, of SpinCo Equity Awards (in each case including with respect to dividends and dividend equivalents), SpinCo shall be solely entitled to a Tax deduction in respect of, and shall be solely responsible for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of, each holder thereof who is or, upon their last employment termination, was employed by a member of SpinCo Group (or who holds the award in respect of any such individual), and for ensuring the collection and remittance of applicable employee withholding Taxes to the applicable Governmental Entity. To the extent shares of SpinCo Common Stock are withheld and/or delivered to satisfy Tax withholding obligations in respect of the vesting, payment or settlement of SpinCo Equity Awards to the extent the issuer is not responsible pursuant to this clause (b) for satisfying the applicable Tax withholding and remittance requirements, the issuer shall remit to the responsible Party cash in an amount sufficient to satisfy such requirements.

(c)            SpinCo shall establish an appropriate administration system in order to handle in an orderly manner exercises of SpinCo Employee Options and the settlement of other SpinCo Equity Awards and to effect the Tax benefits and obligations contemplated by this Section 12.6. Each of the Parties shall work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable entity’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for Tax withholding/remittance, compliance with trading windows and compliance with the requirements of applicable Laws.

Article XIII

NON-U.S. EMPLOYEES

   Section 13.1       Treatment of Non-U.S. Employees. RemainCo Employees and SpinCo Employees who reside outside of the United States or otherwise are subject to non-U.S. Law (“Non-U.S. Employees”) and their related benefits and Liabilities shall be treated under this Agreement in the same manner as the RemainCo Employees and SpinCo Employees, respectively, who are residents of the United States and are not subject to non-U.S. Law; provided that notwithstanding anything to the contrary in this Agreement, all actions taken with respect to such Non-U.S. Employees shall be subject to and accomplished in accordance with applicable Law in the custom of the applicable jurisdictions and may be effectuated by implementation of a Local Agreement. In the case of a conflict between the terms and provisions of this Agreement and a Local Agreement, the terms and provisions of such Local Agreement shall control.

Article XIV

COOPERATION; ACCESS TO INFORMATION; NON-SOLICITATION; CONFIDENTIALITY

   Section 14.1       Cooperation. Following the date of this Agreement, the Parties shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cooperate with respect to any employee compensation or benefits matters that either Party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement. Without limiting the generality of the preceding sentence, (a) RemainCo, SpinCo and their respective Subsidiaries shall cooperate in connection with any audits of any Benefit Plan with respect to which such Party may have Information and (b) RemainCo, SpinCo and their respective Subsidiaries shall cooperate in connection with any audits of their respective payroll services (whether by a Governmental Entity in the U.S. or otherwise) in connection with the services provided by one Party to the other Party. With respect to each Benefit Plan, the obligations of the RemainCo Group and the SpinCo Group to cooperate pursuant to this Section 14.1 or any other provision of this Agreement shall remain in effect until the later of (i) the date all audits of such Benefit Plan, with respect to which a Party may have Information, have been completed, (ii) the date the applicable statute of limitations with respect to such audits has expired and (iii) the date the RemainCo Group discharges all obligations to SpinCo Employees, Former SpinCo Employees (as applicable) and their respective beneficiaries under such Benefit Plan.

   Section 14.2       Access to Information; Privilege; Confidentiality. Except as would be inconsistent with Section 14.1 or any other provision of this Agreement relating to cooperation, Article VII of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

   Section 14.3       Non-Solicitation.

(a)            SpinCo agrees that, for a period of six (6) months following the Distribution Date, SpinCo shall not, and shall cause the members of the SpinCo Group not to, without the prior written consent of RemainCo, directly or indirectly, on its or their own behalf or on behalf of any other Person or entity, hire, engage, solicit for employment or engagement, or attempt to hire, engage, or solicit for employment or engagement, whether as an employee, consultant, independent contractor, or otherwise, any (i) employee of the RemainCo Group employed in an executive capacity (whether managerial or functional) or in a key technical or sales capacity (each of such roles, a “Key Role”) or (ii) former employee of the RemainCo Group employed in a Key Role whose employment with the RemainCo Group ceased for any reason within six (6) months of the date of such hiring, solicitation, or attempted hiring or solicitation by SpinCo or any member of the SpinCo Group; provided, however, that SpinCo and the other members of the SpinCo Group may hire any current or former employee of the RemainCo Group if such employee was involuntarily terminated by the RemainCo Group.

(b)            RemainCo agrees that, for a period of six (6) months following the Distribution Date, RemainCo shall not, and shall cause the members of the RemainCo Group not to, without the prior written consent of SpinCo, directly or indirectly, on its or their own behalf or on behalf of any other Person or entity, hire, engage, solicit for employment or engagement, or attempt to hire, engage, or solicit for employment or engagement, whether as an employee, consultant, independent contractor, or otherwise, any (i) employee of the SpinCo Group employed in a Key Role or (ii) former employee of the SpinCo Group employed in a Key Role whose employment with the SpinCo Group ceased for any reason within six (6) months of the date of such hiring, solicitation, or attempted hiring or solicitation by RemainCo or any member of the RemainCo Group; provided, however, that RemainCo and the other members of the RemainCo Group may hire any employee or former employee of the SpinCo Group if such employee was involuntarily terminated by the SpinCo Group.

(c)            If a final and non-appealable judicial determination is made that any provision of this Section 14.3 constitutes an unreasonable or otherwise unenforceable restriction with respect to any particular jurisdiction, the provisions of this Section 14.3 will not be rendered void but will be deemed to be modified solely with respect to the applicable jurisdiction to the minimum extent necessary to remain in force and effect for the greatest period and to the greatest extent that such court determines constitutes a reasonable restriction under the circumstances.

Article XV

TERMINATION

   Section 15.1       Termination. This Agreement may be terminated by RemainCo at any time, in its sole discretion, prior to the Distribution Date; provided, however, that this Agreement shall automatically terminate upon the termination of the Separation Agreement in accordance with its terms.

   Section 15.2       Effect of Termination. In the event of any termination of this Agreement prior to the Distribution Date, none of the Parties (or any of its directors or officers) shall have any Liability or further obligation to any other Party under this Agreement.

Article XVI

MISCELLANEOUS

   Section 16.1       Conflicting Agreements. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Separation Agreement or any Ancillary Agreement, this Agreement shall control with respect to the subject matter hereof.

   Section 16.2       Additional Indemnification. In addition to the indemnification obligations set forth in the Separation Agreement, if the Parties determine that SpinCo is unable to establish any SpinCo Benefit Plan as of the Distribution Date (or the applicable Welfare Plan Date, if applicable) that it is required under this Agreement to establish by such date, then SpinCo shall indemnify, defend and hold harmless each of the RemainCo Indemnitees from and against any and all Liabilities of the RemainCo Indemnitees relating to, arising out of or resulting from participation by any SpinCo Employee or Former SpinCo Employee on or after the Distribution Date (or the applicable Welfare Plan Date) in any such RemainCo Benefit Plan due to the failure to timely establish such SpinCo Benefit Plan(s). In addition, SpinCo shall indemnify, defend and hold harmless each of the RemainCo Indemnitees from and against any and all Liabilities of the RemainCo Indemnitees relating to, arising out of or resulting from any claim by any SpinCo Employee or Former SpinCo Employee that RemainCo or any other member of the RemainCo Group is a “joint employer” or “co-employer” (or term of similar meaning under applicable Law) with SpinCo or any other member of the SpinCo Group of any such SpinCo Employee or Former SpinCo Employee on or after the Distribution Date (including, except as otherwise specifically provided in this Agreement or the Transition Services Agreement, with respect to a claim that any of the foregoing are entitled to participate in any RemainCo Benefit Plan at any time on or after the Distribution Date). The provisions of Article VI of the Separation Agreement shall govern claims for indemnification under this Agreement; provided that in the event of any conflict between the provisions of Article VI of the Separation Agreement and this Agreement, the provisions of this Agreement shall control.

   Section 16.3       Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall use its reasonable best efforts, prior to, on and after the Effective Time, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

   Section 16.4       Administration. SpinCo hereby acknowledges that RemainCo has provided or will provide administration services for certain SpinCo Benefit Plans and SpinCo agrees to assume responsibility for the administration and administration costs of such plans and each other SpinCo Benefit Plan. The Parties shall cooperate in good faith to complete such transfer of responsibility on commercially reasonable terms and conditions effective no later than the Distribution Date or the applicable Welfare Plan Date.

   Section 16.5       Third-Party Beneficiaries. Except as otherwise may be provided in the Separation Agreement with respect to the rights of any RemainCo Indemnitee or SpinCo Indemnitee, (a) the provisions of this Agreement are solely for the benefit of the Parties hereto and are not intended to confer upon any Person except the Parties hereto any rights or remedies hereunder and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

   Section 16.6       Employment Tax Reporting Responsibility. To the extent applicable, the Parties hereby agree to follow the alternate procedure for U.S. Employment Tax withholding as provided in Section 5 of Rev. Proc. 2004-53, I.R.B. 2004-35. Accordingly, except as otherwise provided in Section 12.4, the members of the RemainCo Group shall not have any Employment Tax reporting responsibilities, and the members of the SpinCo Group shall have full Employment Tax reporting responsibilities for SpinCo Employees on and after the Distribution Date.

   Section 16.7       Data Privacy. The Parties agree that any applicable data privacy laws and any other obligations of the SpinCo Group and the RemainCo Group to maintain the confidentiality of any Information relating to employees in accordance with applicable Law shall govern the disclosure of Information relating to employees among the Parties under this Agreement. RemainCo and SpinCo shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of SpinCo Employees and Former SpinCo Employees. Additionally, each Party shall sign any documentation as may be required to comply with applicable data privacy Laws.

   Section 16.8       Section 409A. RemainCo and SpinCo shall cooperate in good faith and use reasonable best efforts to ensure that the transactions contemplated by the Separation Agreement and the Ancillary Agreements, including this Agreement, will not result in adverse tax consequences under Section 409A of the Code to any SpinCo Employee or Former SpinCo Employee (or any of their respective beneficiaries), in respect of their respective benefits under any Benefit Plan.

   Section 16.9       Disputes. Any Dispute arising hereunder shall be subject to Article VIII of the Separation Agreement.

   Section 16.10       Miscellaneous. Article X of the Separation Agreement (other than Sections 10.9 (Assignment) and 10.22 (Public Announcements)) shall apply to this Agreement mutatis mutandis; provided that in the event of any conflict between the provisions of Article X of the Separation Agreement and this Agreement, the provisions of this Agreement shall control.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

FEDEX CORPORATION

By:
Name:
Title:

FEDEX FREIGHT HOLDING COMPANY, INC.

By:
Name:
Title: